As filed with the Securities and Exchange Commission on February 18, 2005

Registration No. 333-36456

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTRAL MAINE POWER COMPANY (Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation or organization)	01-0042740 (I.R.S. Employer Identification No.)

83 Edison Drive
August, Maine 04336
(207) 623-3521
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

R. SCOTT MAHONEY Vice President - Controller, Treasurer & Clerk Central Maine Power Company 83 Edison Drive Augusta, Maine 04336 (207) 621-3955	DANIEL S. BROWN, ESQ. LeBoeuf, Lamb, Greene & MacRae, L.L.P. 125 West 55th Street New York, New York 10019 (212) 424-8000

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

          Approximate date of commencement of proposed sale to the public: Not Applicable.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

DEREGISTRATION OF SECURITIES

          This Post-Effective Amendment No. 2 to the registrant's Registration Statement on Form S-3 originally filed on May 5, 2000 (Commission File No. 333-36456) is filed to deregister all securities previously registered on such Form S-3 that remain unsold. The amount of securities that remain unsold is $144,300,000.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment to Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Augusta, State of Maine, on February 18, 2005.

CENTRAL MAINE POWER COMPANY
By:	/s/ R. SCOTT MAHONEY R. Scott Mahoney Vice President - Controller, Treasurer & Clerk

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Form S-3 has been signed by the following persons in the capacities indicated on February 18, 2005.

Signature	Title
Principal Executive Officer: /s/ SARA J. BURNS Sara J. Burns	President
Principal Financial and Accounting Officer: /s/ R. SCOTT MAHONEY R. Scott Mahoney	Vice President - Controller, Treasurer & Clerk
Directors:
/s/ WESLEY W. VON SCHACK Wesley W. von Schack	Director
/s/ KENNETH M. JASINSKI Kenneth M. Jasinski	Director
/s/ SARA J. BURNS Sara J. Burns	Director